ADDENDUM

TO

AGREEMENT

AND

PLAN OF MERGER

BY AND AMONG

INCEPTION MINING INC.,

CLAVO RICO, LTD, AND

CR ACQUISITION CORPORATION

ADDENDUM TO AGREEMENT AND PLAN OF MERGER

This Addendum to Agreement and Plan of Merger (this “Addendum”) is entered into effective as of the 5th day of August, 2015, by and among Inception Mining Inc., a Nevada corporation (“Parent”), Clavo Rico, LTD, a Turks and Caicos corporation (“Company”), and CR Acquisition Corporation, a Nevada corporation (“Merger Subsidiary”).

background

A.	On August 4, 2015, the parties entered into that certain Agreement and Plan of Merger (the “Agreement”), wherein the respective Boards of Directors of the parties (i) determined that it is in the best interests of such corporation and their respective security holders to consummate a merger of Merger Subsidiary with and into Company (the “Merger”) and (ii) approved and declared advisable the Agreement, the Merger, and the other transactions contemplated by the Agreement;

B.	Article 1 of the Agreement states that the closing transactions contemplated thereby (the “Closing” or “Closing Date”) shall take place on the date as Company and Parent mutually agree after the satisfaction or waiver of the conditions as described in Article 6 of the Agreement.

C.	Since the execution of the Agreement, the parties have encountered some administrative delays with the Parent’s transfer agent that will likely result in a delay of the issuance of shares and thus delay the Closing of the Agreement;

D.	In a good faith effort to continue the momentum and spirit of the Agreement, the parties have agreed that the Parent shall begin the management of the operations of the Company and shall receive all proceeds from that management as of the date of this Addendum.

AGREEMENT

Notwithstanding the foregoing, the Agreement, or the transactions contemplated thereby, the Company agrees that as of the date of this Addendum, Parent shall be permitted to occupy the Clavo Rico mine to begin operations, and Parent shall be responsible for all expenditures and entitled to all revenues therefrom. The considerations of this Addendum shall in no way delay the Merger, nor give either party cause for terminating the Agreement. All articles in the Agreement shall survive this Addendum, and are not amended or otherwise implicated by this Addendum.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers on the date first written above.

CLAVO RICO, LTD

/s/ Reed Benson
Reed Benson
President and Chairman

INCEPTION MINING INC.

/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer

CR ACQUISITION CORPORATION

/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer